UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 11, 2012

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Dunnigan Drive

Suffern, New York 10901

(Address of principal executive offices, including zip code)

(845) 369-4500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01. Regulation FD Disclosure.

Ascena Retail Group, Inc. (the “Company”) made a presentation at its 2012 Annual Meeting of Stockholders held on Tuesday, December 11, 2012. A copy of the slide presentation is furnished as Exhibit 99.1 to this report.

The information furnished in Item 7.01 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

99.1	Slide Presentation dated December 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: December 12, 2012	By:	/s/ Jay Levine
		Name:	Jay Levine
		Title:	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)